Exhibit 99.1

Data Presented at Digestive Disease Week 2021 Support Clinical Utility of PAVmed Subsidiary Lucid Diagnostics’ EsoCheck and EsoGuard Technologies

Initial NYU experience in 99 patients demonstrated EsoCheck and EsoGuard capable of detecting esophageal precancer in chronic heartburn patients

NEW YORK, May 24, 2021 (GLOBE NEWSWIRE) — PAVmed Inc. (Nasdaq: PAVM, PAVMZ) (“PAVmed”), a highly differentiated, multi-product, commercial-stage medical technology company, and its major subsidiary Lucid Diagnostics Inc. (“Lucid”), today announced that David M. Poppers, M.D. Ph.D., Clinical Professor, Division of Gastroenterology and Hepatology at NYU Grossman School of Medicine, presented data on his team’s initial experience using Lucid’s EsoCheck® Esophageal Cell Collection Device with Collect+Protect™ technology (“EsoCheck”) and EsoGuard® Esophageal DNA Test (“EsoGuard”) at the Digestive Disease Week 2021 medical conference, in a presentation entitled EsoCheck/EsoGuard: A Novel, Simple, Outpatient Technology for the Early Detection of Esophageal Intestinal Metaplasia, Dysplasia, and Adenocarcinoma.

EsoCheck is an FDA-cleared swallowable balloon capsule catheter which allows a clinician to perform anatomically targeted and protected sampling of surface cells from the esophagus in a less than 5-minute non-invasive office procedure.

EsoGuard is a commercially available molecular diagnostic test which assesses DNA methylation at 31 sites on two genes. EsoGuard has been shown to be highly accurate at detecting esophageal precancer (nondysplastic or dysplastic Barrett’s Esophagus, or BE) and esophageal cancer (esophageal adenocarcinoma, or EAC), which are complications of chronic heartburn (gastroesophageal reflux disease, or GERD), in a 408-patient NIH-sponsored clinical trial published in Science Translational Medicine.

Each year, approximately 20,000 U.S. GERD patients develop EAC and over 80% will die within five years. EAC is nearly always invasive at diagnosis and is highly lethal even in its earlier stages. Unfortunately, less than 10% of at-risk GERD patients recommended for screening undergo traditional invasive upper gastrointestinal endoscopy (EGD). The profound tragedy of an EAC diagnosis is that likely death could have been prevented if the at-risk GERD patient had been screened according to guidelines and undergone surveillance and curative endoscopic esophageal ablation of dysplastic BE.

Dr. Poppers and his team at NYU Langone Medical Center in New York City used EsoCheck to obtain esophageal cell samples from 99 patients (age range 24-75, median age 50, 78.7% male) over a period of one month and submitted these samples for EsoGuard testing. Of the 79 samples for which results were available, 18 (22.8%) were positive, 54 (68.4%) were negative and 7 (8.7%) were not evaluable due to insufficient DNA. The patients who received positive tests were referred for EGD to confirm their diagnosis and receive the appropriate follow-up or treatment.

“The use of EsoCheck and EsoGuard represent a simple and straightforward technique to screen patients for BE and EAC,” according to Dr. Poppers. “The procedure is well tolerated and is typically accomplished in 3 to 5 minutes. It can be easily performed without sedation in an outpatient setting, even as part of an initial clinical visit if warranted. What is noteworthy in this study is that we found instances of patients with BE who might never have been referred for endoscopic screening.”

“We are grateful to Dr. Poppers for collecting and presenting these encouraging data from his team’s initial experience with EsoCheck and EsoGuard,” said Lishan Aklog, M.D., PAVmed’s Chairman and Chief Executive Officer and Lucid’s Executive Chairman. “These findings are consistent with our growing real-world clinical experience with EsoCheck and EsoGuard, the first and only commercially available diagnostic technologies capable of serving as a widespread screening tool to prevent deaths through the early detection of esophageal precancer and cancer in at-risk chronic heartburn patients. We believe these tools could have as great an impact preventing esophageal deaths as widespread Pap test screening has had in preventing cervical cancer deaths.”

Digestive Disease Week® (DDW) is the largest international gathering of physicians, researchers, and academics in the fields of gastroenterology, hepatology, endoscopy, and gastrointestinal surgery. Jointly sponsored by the American Association for the Study of Liver Diseases (AASLD), the American Gastroenterological Association (AGA) Institute, the American Society for Gastrointestinal Endoscopy (ASGE) and the Society for Surgery of the Alimentary Tract (SSAT), DDW showcases more than 5,000 abstracts and hundreds of lectures on the latest advances in GI research, medicine, and technology.

About PAVmed and Lucid

PAVmed Inc. is a highly differentiated, multi-product, commercial-stage medical technology company with a diversified product pipeline addressing unmet clinical needs encompassing a broad spectrum of clinical areas with attractive regulatory pathways and market opportunities. Its major subsidiary, Lucid Diagnostics Inc., markets the first and only commercial tools for widespread early detection of esophageal precancer and cancer – the EsoGuard® Esophageal DNA Test and EsoCheck® Esophageal Cell Collection Device. Its GI Health division also includes the complementary EsoCure™ Esophageal Ablation Device with Caldus™ Technology. Its Minimally Invasive Interventions markets its CarpX® Minimally Invasive Device for Carpal Tunnel Syndrome. Other divisions include Infusion Therapy (PortIO™ Implantable Intraosseous Vascular Access Device and NextFlo™ Intravenous Infusion Set), and Emerging Innovations (non-invasive laser-based glucose monitoring, pediatric ear tubes, and mechanical circulatory support). For more information, please visit www.pavmed.com, follow us on Twitter, connect with us on LinkedIn, and watch our videos on YouTube. For more information on our majority owned subsidiary, Lucid Diagnostics Inc., please visit www.luciddx.com, follow Lucid on Twitter, and connect with Lucid on LinkedIn. For detailed information on EsoGuard, please visit www.EsoGuard.com and follow us on Twitter, Facebook and Instagram.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of PAVmed’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, our ability to complete our strategic initiatives, volatility in the price of PAVmed’s common stock, Series W Warrants and Series Z Warrants; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required advance PAVmed’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from PAVmed’s preclinical studies; whether and when PAVmed’s products are cleared by regulatory authorities; the effectiveness of our marketing initiatives; the establishment of government and private payment insurance coverage; market acceptance of PAVmed’s products once cleared and commercialized; our ability to raise additional funding and other competitive developments. PAVmed has not yet received clearance from the FDA or other regulatory body to market many of its products. The Company has been monitoring the COVID-19 pandemic and its impact on our business. The Company expects the significance of the COVID-19 pandemic, including the extent of its effect on the Company’s financial and operational results, to be dictated by, among other things, the success of efforts to contain it and the impact of actions taken in response. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond PAVmed’s control. For a further list and description of these and other important risks and uncertainties that may affect PAVmed’s future operations, see Part I, Item IA, “Risk Factors,” in PAVmed’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by PAVmed after its most recent Annual Report. PAVmed disclaims any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Contacts:

Investors

Mike Havrilla

Director of Investor Relations

(814) 241-4138

JMH@PAVmed.com

Media

Shaun O’Neil

Chief Commercial Officer

(518) 812-3087

SMO@PAVmed.com

Jim Heins / Katie Gallagher

LaVoieHealthScience

(646) 491-7042 / (617) 792-3937

PAVmed@lavoiehealthscience.com